UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

T-MOBILE US, INC.

T-MOBILE USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0836269
Delaware	91-1983600
(State or other jurisdiction or organization)	(I.R.S. Employer Identification No.)

Additional Registrants

(See Table of Additional Registrants on next page)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
6.250% Senior Notes due 2069	The NASDAQ Stock Market LLC
5.500% Senior Notes due March 2070	The NASDAQ Stock Market LLC
5.500% Senior Notes due June 2070	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section l2(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section l2(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-287414, 333-287414-57

Securities to be registered pursuant to Section 12(g) of the Act:

None

TABLE OF ADDITIONAL REGISTRANTS

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
ADstruc, LLC	Delaware	27-3291011
APC Realty and Equipment Company, LLC	Delaware	52-2013278
Assurance Wireless USA, L.P.	Delaware	94-3410099
ATI Sub, LLC	Delaware	26-2670017
Blis USA, Inc.	Delaware	81-2163985
Breeze Acquisition Sub LLC	Delaware	33-3728363
Clearwire Communications LLC	Delaware	26-3783012
Clearwire Legacy LLC	Delaware	26-3791581
Clearwire Spectrum Holdings II LLC	Nevada	38-4054757
Clearwire Spectrum Holdings III LLC	Nevada	37-1875879
Clearwire Spectrum Holdings LLC	Nevada	38-4054751
Fixed Wireless Holdings, LLC	Delaware	75-3120884
MetroPCS California, LLC	Delaware	68-0618381
MetroPCS Florida, LLC	Delaware	68-0618383
MetroPCS Georgia, LLC	Delaware	68-0618386
MetroPCS Massachusetts, LLC	Delaware	20-8303630
MetroPCS Michigan, LLC	Delaware	20-2509038
MetroPCS Nevada, LLC	Delaware	20-8303430
MetroPCS New York, LLC	Delaware	20-8303519
MetroPCS Pennsylvania, LLC	Delaware	20-8303570
MetroPCS Texas, LLC	Delaware	20-2508993
Mint Mobile, LLC	Delaware	84-2466109
Mint Mobile Incentive Company, LLC	Delaware	84-4727108
Nextel Systems, LLC	Delaware	54-1878330
Nextel West Corp.	Delaware	84-1116272
NSAC, LLC	Delaware	54-1879079
PRWireless PR, LLC	Delaware	20-5942061
PushSpring, LLC	Delaware	46-2545203
Sprint Capital Corporation	Delaware	48-1132866
Sprint Communications LLC	Delaware	48-0457967
Sprint LLC	Delaware	46-1170005
Sprint Solutions LLC	Delaware	47-0882463
Sprint Spectrum LLC	Delaware	48-1165245
Sprint Spectrum Realty Company, LLC	Delaware	43-1746021
SprintCom LLC	Kansas	48-1187511
T-Mobile Central LLC	Delaware	91-1973799
T-Mobile Financial LLC	Delaware	47-1324347
T-Mobile Innovations LLC	Delaware	37-2001657
T-Mobile Leasing LLC	Delaware	47-5079638
T-Mobile License LLC	Delaware	91-1917328
T-Mobile MW LLC	Delaware	33-4885222
T-Mobile Northeast LLC	Delaware	52-2069434
T-Mobile Puerto Rico Holdings LLC	Delaware	20-2209577
T-Mobile Puerto Rico LLC	Delaware	66-0649631
T-Mobile Resources LLC	Delaware	91-1909782
T-Mobile South LLC	Delaware	20-3945483
T-Mobile West LLC	Delaware	36-4027581
TDI Acquisition Sub, LLC	Delaware	26-2671363
TMUS International LLC	Delaware	91-2116909
UVNV, LLC	Delaware	45-4829750
Vistar Media Global Partners, LLC	New York	33-4018758

Vistar Media Inc.	Delaware	45-2857556
VMU GP, LLC	Delaware	Not applicable
WBSY Licensing, LLC	Delaware	36-4046585

(1)	The address of each registrant is 12920 SE 38th Street, Bellevue, Washington 98006, and the telephone number is (425) 378-4000.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

T-Mobile US, Inc. (“T-Mobile”), T-Mobile USA, Inc. (“T-Mobile USA”) and the Additional Registrants on this registration statement have filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus, dated May 23, 2025 (the “Prospectus”), to the Registration Statement on Form S-4 (File. Nos. 333-287414 and 333-287414-57), filed with the SEC on May 20, 2025. The Prospectus relates to the offering of up to $544,000,000 aggregate principal amount of 6.700% Senior Notes due 2033 (the “2033 Notes”), up to $500,000,000 aggregate principal amount of 6.250% Senior Notes due 2069 (the “2069 Notes”), up to $500,000,000 aggregate principal amount of 5.500% Senior Notes due March 2070 (the “March 2070 Notes”) and up to $500,000,000 aggregate principal amount of 5.500% Senior Notes due June 2070 (the “June 2070 Notes”) issued by T-Mobile USA, a wholly-owned subsidiary of T-Mobile, and guarantees thereof by T-Mobile and certain subsidiaries of T-Mobile USA. T-Mobile and T-Mobile USA are filing this registration statement on Form 8-A in connection with the listing of the 2069 Notes, March 2070 Notes and June 2070 Notes on The Nasdaq Stock Market LLC. The 2069 Notes, March 2070 Notes and June 2070 Notes will trade on The Nasdaq Stock Market LLC under the symbols TMUSL, TMUSZ and TMUSI, respectively. The 2033 Notes will not be listed nor are they being registered hereunder.

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of New T-Mobile Notes” and “Material U.S. Federal Income Tax Considerations” in the Prospectus, which descriptions are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of September 15, 2022, by and among T-Mobile USA, Inc., the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 to T-Mobile’s Current Report on Form 8-K filed with the SEC on September 15, 2022).

4.2	Thirtieth Supplemental Indenture, dated as of August 5, 2025, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to T-Mobile USA, Inc.’s 6.250% Senior Notes due 2069 (incorporated by reference to Exhibit 4.3 to T-Mobile’s Current Report on Form 8-K filed with the SEC on August 5, 2025).

4.3	Thirty-First Supplemental Indenture, dated as of August 5, 2025, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to T-Mobile USA, Inc.’s 5.500% Senior Notes due March 2070 (incorporated by reference to Exhibit 4.4 to T-Mobile’s Current Report on Form 8-K filed with the SEC on August 5, 2025).

4.4	Thirty-Second Supplemental Indenture, dated as of August 5, 2025, by and among T-Mobile USA, Inc., the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee, relating to T-Mobile USA, Inc.’s 5.500% Senior Notes due June 2070 (incorporated by reference to Exhibit 4.5 to T-Mobile’s Current Report on Form 8-K filed with the SEC on August 5, 2025).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

T-MOBILE US, INC.
T-MOBILE USA, INC.
SPRINT LLC

Date: August 5, 2025	/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: Executive Vice President and Chief Financial Officer

SPRINTCOM LLC
SPRINT SPECTRUM LLC
T-MOBILE FINANCIAL LLC
T-MOBILE LEASING LLC

/s/ Peter Osvaldik
Name: Peter Osvaldik
Title: President and Treasurer

ADSTRUC, LLC

APC REALTY AND EQUIPMENT COMPANY, LLC

ASSURANCE WIRELESS USA, L.P.

ATI SUB, LLC

BLIS USA, INC.

BREEZE ACQUISITION SUB LLC

CLEARWIRE COMMUNICATIONS LLC

CLEARWIRE LEGACY LLC

CLEARWIRE SPECTRUM HOLDINGS II LLC

CLEARWIRE SPECTRUM HOLDINGS III LLC

CLEARWIRE SPECTRUM HOLDINGS LLC

FIXED WIRELESS HOLDINGS, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

MINT MOBILE, LLC

MINT MOBILE INCENTIVE COMPANY, LLC

NEXTEL SYSTEMS, LLC

NEXTEL WEST CORP.

NSAC, LLC

PRWIRELESS PR, LLC

PUSHSPRING, LLC

SPRINT CAPITAL CORPORATION

SPRINT COMMUNICATIONS LLC

SPRINT SOLUTIONS LLC

SPRINT SPECTRUM REALTY COMPANY, LLC

T-MOBILE CENTRAL LLC

T-MOBILE INNOVATIONS LLC

T-MOBILE LICENSE LLC

T-MOBILE MW LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES LLC

T-MOBILE SOUTH LLC

T-MOBILE WEST LLC

TDI ACQUISITION SUB, LLC

TMUS INTERNATIONAL LLC

UVNV, LLC

VISTAR MEDIA GLOBAL PARTNERS, LLC

VISTAR MEDIA INC.

VMU GP, LLC

WBSY LICENSING, LLC

/s/ Peter Osvaldik
Name: Peter Osvaldik Title: President